                                                                     EXHIBIT 3.2

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                                 CHIPPAC, INC.

                           A California corporation
                        (Adopted as of August 5, 1999)

                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     Section 1.  Principal Office.  The board of directors shall fix the
     ---------   ----------------
location of the principal office of the corporation.

     Section 2.  Other Offices.  The corporation may also have offices at such
     ---------   -------------
other places, both within and without the State of California, as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                                   ----------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     Section 1.  Place of Meetings.  Meeting of the shareholders shall be held
     ---------   -----------------
at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders meetings shall be held at the corporation's principal executive office.

     Section 2.  Annual Meeting.  The annual meeting of shareholders shall be
     ---------   --------------
held on the second Friday of the month of May of each year, or at any other time designated by the board of directors provided that the annual meeting in any year shall be held not longer than 15 months after the preceding annual meeting. At each annual meeting, directors shall be elected and any other proper business may be transacted which it is within the power of the shareholders to conduct.

     Section 3.  Special Meetings.  Special meetings of shareholders may be
     ---------   ----------------
called for any purpose and may be held at such time and place, within or without the State of California, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the chief executive officer and shall be called by the chief executive officer upon the written request of holders of shares entitled to cast not less than twenty five percent (25%) of the votes at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the chief executive officer. Upon receipt of such written request, the chief executive officer shall fix a date and time for such meeting within two days of the date requested for such meeting in such written request.

     Section 4.  Notice.  Whenever shareholders are required or permitted to
     ---------   ------
take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5.  Shareholders List.  The officer having charge of the stock
     ---------   -----------------
ledger of the corporation shall make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days nor more than sixty (60) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 6.  Quorum.  The holders of a majority of the outstanding shares of
     ---------   ------
capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by statute or by the articles of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

     Section 7.  Adjourned Meetings.  When a meeting is adjourned to another
     ---------   ------------------
time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.
At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 8.  Vote Required.  When a quorum is present, the affirmative vote
     ---------   -------------
of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which by express provisions of an applicable law, the Shareholders Agreement, dated as of August 5, 1999, by and among the corporation and certain of its shareholders (the "Shareholders
                                                            ------------
Agreement"), or the articles of incorporation a different vote is required, in
---------
which case such express provision shall govern and control the decision of such question.

     Section 9.  Voting Rights.  Except as otherwise provided by the
     ---------   -------------
Corporations Code of the State of California or by the articles of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such shareholder.

     Section 10. Proxies.  Each shareholder entitled to vote at a meeting of
     ----------  -------
shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of shareholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the shareholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

     Section 11. Action by Written Consent.  Unless otherwise provided in the
     ----------  -------------------------
articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior

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notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of the signature of the shareholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its principal executive office, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the shareholders are recorded. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof.

     If the consents of all shareholders entitled to vote have not been solicited in writing or if the unanimous written consents of all such shareholders have not been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given in the manner specified in Section 4 of this Article II.


                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     Section 1.  General Powers.  The business and affairs of the corporation
     ---------   --------------
shall be managed by or under the direction of the board of directors.

     Section 2.  Number, Election and Term of Office.  The number of directors
     ---------   -----------------------------------
which shall constitute the board shall be established from time to time in accordance with the provisions of the Shareholders Agreement. Except as otherwise provided in the corporation's articles of incorporation, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the shareholders, except as provided in Section 4 of this Article III or in the Shareholders Agreement. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3.  Removal and Resignation.  Any director or the entire board of
     ---------   -----------------------
directors shall be removed in accordance with the provisions of the Shareholders

Agreement. Any director may resign at any time upon written notice to the corporation.

     Section 4.  Vacancies.  Vacancies and newly created directorships resulting
     ---------   ---------
from any increase in the authorized number of directors shall be filled in accordance with the provisions of the Shareholders Agreement. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

     Section 5.  Annual Meetings.  The annual meeting of each newly elected
     ---------   ---------------
board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders.

     Section 6.  Other Meetings and Notice.  Regular meetings, other than the
     ---------   -------------------------
annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the chief executive officer or two directors on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, by telegraph or by facsimile. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the board.

     Section 7.  Quorum.  A majority of the total number of directors shall
     ---------   ------
constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for that meeting. Notwithstanding the foregoing, no action shall be taken without the affirmative vote of a majority of the Bain Directors and a majority of the SXI Directors (as each such term is defined in the Shareholders Agreement) with respect to:

               (A) any merger of the corporation into any other corporation or merger of any other corporation into the corporation, or any consolidation of the corporation with any other corporation (other than the merger of a wholly-owned subsidiary into the corporation), the liquidation or dissolution of the corporation, or the sale, assignment, lease, transfer or other disposition of all or substantially all of the assets of the corporation as, or substantially as, an entirety to any other corporation or other entity or person;

               (B) the amendment or repeal of any provision of, or the addition of any provision to the corporation's Articles of Incorporation or the corporation's Bylaws;

               (C) the expenditure by the corporation of an amount of funds in excess of $5,000,000 for a purpose which is not within the then current strategic and operating plan referred to in clause (H) hereof;

               (D) any declaration or payment of any dividend on, or other distribution in respect of, the corporation's capital stock, or any payment in cash of interest on indebtedness that by its terms may be paid in kind or accrued;

               (E) any issuance, redemption, repurchase or other transaction involving the capital stock of the corporation (other than in connection with the exercise of stock options granted pursuant to any plan or arrangement approved under clause (N) hereof, or the issuance of no more than $3,000,000 in shares of the corporation's common stock (determined for this purpose by the price allocated to shares of common stock acquired pursuant to the Recapitalization Agreement (as such term is defined in the Shareholders Agreement)) issued to members of the corporation's management within 120 days after the date hereof);

               (F) any borrowings (or guarantees thereof) in excess of $5,000,000 from any bank or other person or entity, other than drawings on borrowings or lines of credit existing as of the date hereof (or any extensions, renewals or refinancings thereof) or as previously approved as provided herein;

               (G) any loans to any persons or entities by the corporation, other than advances to employees of the corporation or its subsidiaries for ordinary and necessary business expenses consistent with past practice or to purchase the corporation's common stock described in the parenthetical in clause (E) above;

               (H) the annual strategic and operating plan of the corporation, which shall be prepared by the officers of the corporation and shall include a summary of expected capital expenditures and expenditures in respect of acquisitions, and any material departures from such plan;

               (I) any sale or encumbrance of assets in excess of $5,000,000;

               (J) any business acquisition by the corporation, by purchase of assets, capital stock, merger or otherwise, for purchase consideration exceeding $5,000,000;

               (K) the selection of commercial or investment bankers for the corporation;

               (L) the selection of the public accountants for the corporation;

               (M) the selection of the Chief Executive Officer of the corporation;

               (N) the approval of compensation payable to the corporate officers of the corporation, including executive bonus and incentive plans and arrangements of such officers; or

               (O) the approval of any action by a subsidiary of the corporation in respect of any matter of the nature set forth in this Section 7 with respect to such subsidiary.

     Section 8.  Waiver of Notice.  The transactions of any meeting of the board
     ---------   ----------------
of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

     Section 9.  Adjournment.  A majority of the directors present, whether or
     ---------   -----------
not constituting a quorum, may adjourn any meeting to another time and place.

     Section 10. Notice of Adjournment.  Notice of the time and place of
     ----------  ---------------------
holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 6 of this Article III, to the directors who were not present at the time of adjournment.

     Section 11. Action without Meeting.  Any action required or permitted to
     ----------  ----------------------
be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 12.  Committees.  The board of directors may, by resolution passed
     ----------   ----------
by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 13.  Committee Rules.  Each committee of the board of directors may
     ----------   ---------------
fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 12 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

     Section 14.  Communications Equipment.  Members of the board of directors
     ----------   ------------------------
or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     Section 15.  Waiver of Notice and Presumption of Assent.  Any member of the
     ----------   ------------------------------------------
board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.


                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

     Section 1.  Number.  The officers of the corporation shall be elected by
     ---------   ------
the board of directors and shall consist of a chairman of the board, chief executive officer, president, chief financial officer, one or more vice-presidents, secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer and secretary shall be filled as expeditiously as possible.

     Section 2.  Election and Term of Office.  The officers of the corporation
     ---------   ---------------------------
shall be elected annually by the board of directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as conveniently may be. The chief executive officer shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders or as soon thereafter as conveniently may be. The chief executive officer shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3.  Removal.  Any officer or agent elected by the board of
     ---------   -------
directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.  Vacancies.  Any vacancy occurring in any office because of
     ---------   ---------
death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

     Section 5.  Compensation.  Compensation of all officers shall be fixed by
     ---------   ------------
the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

     Section 6.  Chairman of the Board.   The chairman of the board, if such an
     ---------   ---------------------
officer is elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the board of directors or prescribed by the by-laws. If there is no chief executive officer, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

     Section 7.  The Chief Executive Officer.  The chief executive officer shall
     ---------   ---------------------------
be the chief executive officer of the corporation and shall have the powers and perform the duties incident to that position. Subject to the powers and direction of the board of directors, the chief executive officer shall have general charge of the business, affairs and property of the corporation, shall have control over the corporation's officers, agents and employees and shall be its chief policy making officer. Except as set forth in Section 6 of this
Article IV, the chief executive officer shall preside at all meetings of the shareholders and board of directors at which he is present and shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

     Section 8.  The President.  The president shall, subject to the powers and
     ----------  -------------
direction of the Board and the chief executive officer, be in the general and active charge of all day-to-day activities and affairs of the corporation and shall be responsible for implementing the policies of the board of directors and the chief executive officer. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or the chief executive officer to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors, chairman of the board, the chief executive officer or as may be provided in these by-laws. The president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all of the restrictions of the chief executive officer.

     Section 9.  Chief Financial Officer.  The chief financial officer shall
     ---------   -----------------------
keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.

     The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors, the chief executive officer or the by-laws.

     Unless the board of directors has elected a separate treasurer, the chief financial officer shall be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

     Section 10.  Vice-presidents.  The vice-president, or if there shall be
     ----------   ---------------
more than one, the vice-presidents in the order determined by the board of directors or by the chief executive officer, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, chief executive officer, the president or these by-laws may, from time to time, prescribe.

     Section 11.  The Secretary and Assistant Secretaries.  The secretary shall
     ----------   ---------------------------------------
attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the president, or secretary may, from time to time, prescribe.

     Section 12.  The Treasurer and Assistant Treasurer.  The treasurer shall
     ----------   -------------------------------------
have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the chief executive officer or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the president or treasurer may, from time to time, prescribe.

     Section 13.  Other Officers, Assistant Officers and Agents.  Officers,
     ----------   ---------------------------------------------
assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

     Section 14.  Absence or Disability of Officers.  In the case of the absence
     ----------   ---------------------------------
or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.


                                   ARTICLE V
                                   ---------

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
               -------------------------------------------------

     Section 1.  Agents, Proceedings, and Expenses.  For the purposes of this
     ---------   ---------------------------------
Article, "agent" means any person who is or was a director, officer, employee or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this
Article V.

     Section 2.  Actions Other Than by the Corporation.  This corporation shall
     ---------   -------------------------------------
indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, if that person had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that his conduct was unlawful.

     Section 3.  Actions by the Corporation.  This corporation shall indemnify
     ---------   --------------------------
any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that that person is or was an agent of this corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person believed to be in the best interests of this corporation, and with such care, including reasonably inquiry, as a reasonable person would exercise under similar circumstances. No indemnification shall be made under this Section 3:

          (a) in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this corporation in the performance of that person's duty to this corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

          (b) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

          (c) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

     Section 4.  Successful Defense by Agent.  To the extent that an agent of
     ---------   ---------------------------
this
corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 5.  Required Approval.  Except as provided in Section 4 of this
     ---------   -----------------
Article, any indemnification under this Article shall be made by this corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

          (a) a majority vote of a quorum consisting of directors who are not parties to the proceeding;

          (b) approval by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

          (c) the court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

     Section 6.  Advance of Expenses.  Expenses incurred in defending any
     ---------   -------------------
proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

     Section 7.  Other Contractual Rights.  Nothing contained in this Article
     ---------   ------------------------
shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

     Section 8.  Limitations.  No indemnification or advance shall be made under
     ---------   -----------
this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

          (a) that it would be inconsistent with a provision of the articles, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 9.  Insurance.  Upon and in the event of a determination by the
     ---------   ---------
board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this section.

     Section 10. Fiduciaries of Corporate Employee Benefit Plan.  This Article
     ----------  ----------------------------------------------
does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such even though that person may also be an agent of the corporation as defined in
Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.


                                   ARTICLE VI
                                   ----------

                             CERTIFICATES OF STOCK
                             ---------------------

     Section 1.  Form.  Every holder of stock in the corporation shall be
     ---------   ----
entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, chief executive officer, president, chief financial officer, or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares of a specific class or series owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar other than the corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, chief financial officer, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

     Section 2.  Lost Certificates.  The board of directors may direct a new
     ---------   -----------------
certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 3.  Fixing a Record Date for Shareholder Meetings.  In order that
     ---------   ---------------------------------------------
the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 4.  Fixing a Record Date for Action by Written Consent.  In order
     ---------   --------------------------------------------------
that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of California, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.
Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     Section 5.  Fixing a Record Date for Other Purposes.  In order that the
     ---------   ---------------------------------------
corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     Section 6.  Registered Shareholders.  Prior to the surrender to the
     ---------   -----------------------
corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     Section 7.  Subscriptions for Stock.  Unless otherwise provided for in the
     ---------   -----------------------
subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.


                                  ARTICLE VII
                                  -----------

                               GENERAL PROVISIONS
                               ------------------

     Section 1.  Checks, Drafts or Orders.  All checks, drafts, or other orders
     ---------   ------------------------
for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

     Section 2.  Contracts.  The board of directors may authorize any officer or
     ---------   ---------
officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 3.  Loans.  The corporation may lend money to, or guarantee any
     ---------   -----
obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     Section 4.  Fiscal Year.  The fiscal year of the corporation shall be fixed
     ---------   -----------
by resolution of the board of directors.

     Section 5.  Corporate Seal.  The board of directors shall provide a
     ---------   --------------
corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, California". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 6.  Voting Securities Owned By Corporation.  Voting securities in
     ---------   --------------------------------------
any other corporation held by the corporation shall be voted by the chief executive officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     Section 7.  Inspection of Books and Records.  Any shareholder of record, in
     ---------   -------------------------------
person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in the State of California or at its principal place of business.

     Section 8.  Section Headings.  Section headings in these by-laws are for
     ---------   ----------------
convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     Section 10. Inconsistent Provisions.  In the event that any provision of
     ----------  -----------------------
these by-laws is or becomes inconsistent with any provision of the Shareholders Agreement, the articles of incorporation, the Corporations Code of the State of California or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.


                                  ARTICLE VIII
                                  ------------

                                   AMENDMENTS
                                   ----------

     These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the shareholders of the same powers.